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                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65513, 33-42623, and 333-83809 of Applied Industrial Technologies, Inc. on Form S-8 of our report dated June 16, 2006, appearing in this Annual Report on Form 11-K of Applied Industrial Technologies, Inc. Retirement Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
June 23, 2006